Exhibit 99.1

BFC Financial Corporation Announces Name Change to BBX Capital Corporation and New Ticker Symbols

- Trading to Commence on the OTCQX® Best Market -

FORT LAUDERDALE, Florida – February 2, 2017 – BFC Financial Corporation (OTCQB: BFCF; BFCFB) (the “Company”) announced today that the Company has changed its name to BBX Capital Corporation and that upon the opening of trading on Friday, February 3, 2017, the Company’s Class A Common Stock and Class B Common Stock will commence trading on the OTCQX® Best Market. In connection with the name change, the Company has obtained new ticker symbols for its Class A Common Stock and Class B Common Stock and upon the opening of trading on the OTCQX, the Company’s Class A Common Stock will trade under its new ticker symbol, “BBXT,” and the Company’s Class B Common Stock will trade under its new ticker symbol, “BBXTB.” The Company’s Class A Common Stock and Class B Common Stock were previously traded on the OTCQB.

Beginning February 3, 2017, all information, including stock trading, SEC filings, and market data related to the Company will be reported under the Company’s new name and ticker symbols. The new CUSIP number for the Company’s Class A Common Stock is 05491N104. The new CUSIP number for the Company’s Class B Common Stock is 05491N203. Outstanding stock certificates are not affected by the name, ticker symbol or CUSIP number changes, and will not need to be exchanged for new certificates.

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About BBX Capital Corporation:

BBX Capital Corporation, formerly BFC Financial Corporation, is a holding company whose principal holding is Bluegreen Corporation. In addition, through its Real Estate and Middle Markets Divisions, the Company is involved in the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects, as well as acquisitions, investments and management of middle market operating businesses.

Bluegreen, founded in 1966 and headquartered in Boca Raton, Florida, is a sales, marketing and resort management company, focused on the vacation ownership industry and pursuing a capital-light business strategy. Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 200,000 owners, 66 owned or managed resorts, and access to more than 4,500 resorts worldwide. Bluegreen also offers a portfolio of comprehensive, turnkey, fee-based services, including resort management services, financial services, and sales and marketing services, to or on behalf of third parties.

As of September 30, 2016, BBX Capital Corporation had total consolidated assets of $1.4 billion, shareholders’ equity attributable to BBX Capital Corporation of $400.6 million, and total consolidated equity of $508.7 million. BBX Capital Corporation’s book value per share at September 30, 2016 was $4.70.

For further information, please visit our family of companies:

BBX Capital Corporation: www.BBXCapital.com

Bluegreen Corporation: www.BluegreenVacations.com

BBX Capital Corporation Contact Info:

Investor Relations: Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300

Email: LHinkley@BBXCapital.com

Media Contact:

Kip Hunter Marketing, 954-765-1329

Aimee Adler / Jodi Goldstein

Email: aimee@kiphuntermarketing.com, jodi@kiphuntermarketing.com

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This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, that the potential benefits of the name change or the move of the Company’s Class A Common Stock and Class B Common Stock to the OTCQX® Best Market may not be realized to the extent anticipated or at all. Reference is also made to the risks and uncertainties detailed in reports filed by the Company with the SEC, including the “Risk Factors” sections thereof, which may be viewed on the SEC’s website at www.sec.gov. The Company cautions that the foregoing factors are not exclusive.